Exhibit 23.3

                            CONSENT OF GUNTHER BENZ

                              Ministerialdirigent

             Ministry of Finance of the State of Baden-Wurttemberg



I hereby consent to the use of my name and the making of statements with respect to me under the capiton "Official Statements and Documents" in the Prospectus included in this Registration Statement, or any amendment thereto.





January 11, 2005

                                        By      /s/ Gunther Benz
                                          --------------------------------
                                                   Gunther Benz
                                                Ministerialdirigent,
                                                 Baden-Wurttemberg
                                                Ministry of Finance